iRhythm Completes Acquisition of VitalConnect, Expanding Its Cardiac Monitoring Platform Across Ambulatory, Inpatient and Hospital-to-Home Care  Combination broadens iRhythm’s cardiac monitoring portfolio, advances its multi-vitals strategy and expands iRhythm’s addressable market across the continuum of care.  iRhythm’s commercial scale, health system relationships, market access expertise, and integrated clinical service capabilities are expected to accelerate VitalConnect's growth and expand customer access.  Transaction is expected to enhance iRhythm's revenue growth rate beginning in 2027 while preserving iRhythm’s previously communicated 15% adjusted EBITDA margin target for 2027. SAN FRANCISCO, October 5, 2026 - iRhythm Holdings, Inc. (Nasdaq: IRTC) today announced that it completed the previously announced acquisition of Vital Connect, Inc. ("VitalConnect"), a leader in wearable biosensor technology and ambulatory cardiac monitoring. “Today marks an important milestone as iRhythm continues its evolution toward a broader cardiac monitoring and intelligence platform,” said Quentin Blackford, President and Chief Executive Officer of iRhythm. “VitalConnect brings complementary mobile cardiac telemetry (MCT), multi-vitals and monitoring capabilities to iRhythm’s established end-to-end cardiac monitoring service. Together, we can offer clinicians greater choice, serve more patients and customers across the continuum of care, and deepen customer relationships. We are pleased to welcome the VitalConnect team to iRhythm.” “Joining iRhythm creates an opportunity to extend the reach and impact of VitalConnect’s technology,” said Peter Van Haur, Chief Executive Officer of VitalConnect. “By bringing together what our team has built with iRhythm’s scale, clinical expertise and customer reach, we believe we can accelerate the growth of our platform, expand access to our technology and create even greater value for clinicians and patients.” VitalConnect’s cardiac monitoring platform supports multiple modalities, including complementary MCT capabilities. The VitalConnect platform offers differentiated features such as up to 30-day patient monitoring, four-in-one functionality, flexible service models and live look-in. VitalConnect’s platform also has the capability to monitor up to 11 physiological parameters, advancing iRhythm’s multi-vitals strategy beyond traditional ambulatory cardiac monitoring. Together with iRhythm’s end-to-end cardiac monitoring service, the combination creates a broader portfolio designed to serve distinct customer workflows as well as clinician and patient needs. Strategic Fit and Financial Benefit The acquisition immediately expands iRhythm's capabilities across ambulatory cardiac monitoring, including MCT, creating a broader portfolio to serve diverse clinical needs. The combination also creates meaningful commercial acceleration opportunities by leveraging iRhythm's scale, customer relationships and go-to-market capabilities. Further, the addition of VitalConnect broadens iRhythm's addressable market across the continuum of care, extending its reach into inpatient, remote and hospital-to-home settings. The transaction also brings together complementary technology, data and workflow capabilities that are expected to accelerate innovation and enhance customer solutions. Together, these benefits strengthen iRhythm's long-term growth profile and position the company to serve more clinicians, customers and patients across a broader range of care settings. As previously announced, the acquisition is expected to enhance iRhythm’s revenue growth rate, while preserving its previously communicated adjusted EBITDA margin target of 15% for 2027. Exhibit 99.1

Transaction Detail The purchase consideration consisted of $237.5 million in cash, subject to customary adjustments, funded from iRhythm's balance sheet and up to 423,334 shares issued in connection with closing. In addition, iRhythm provided $10.0 million of working capital funding to VitalConnect between signing and closing. iRhythm will provide updated 2026 financial guidance, inclusive of VitalConnect, during its third quarter earnings call on November 5th, 2026. About iRhythm Holdings, Inc. iRhythm is a leading digital health care company with a mission to boldly innovate to create trusted solutions that detect, predict, and prevent disease. Combining its Zio® wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm's vision is to deliver better data, better insights, and better health for all. For more information, visit www.irhythmtech.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements regarding the anticipated strategic, commercial, operational and financial benefits of the transaction; the ability to expand into new markets, care settings, customer categories and commercial partnerships; the potential to take advantage of and accelerate VitalConnect's growth, deepen customer relationships and realize cross-selling opportunities; future product development, regulatory approvals and commercialization; the success of integration and the retention of key employees; the anticipated growth of the mobile cardiac telemetry category; and the expected impact on revenue growth, adjusted EBITDA and adjusted EBITDA margin. These statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and similar expressions. Forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially, including challenges in integrating VitalConnect and realizing anticipated benefits and synergies on the expected timeline or at all; business disruption or diversion of management’s attention; changes in market demand, reimbursement, competition or regulation; product development or regulatory delays; the loss of key VitalConnect employees, customers or partners; and unforeseen liabilities and future expenditures associated with the transaction; and the risks described under “Risk Factors” and elsewhere in iRhythm's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed on August 6, 2026. These forward-looking statements speak only as of the date of this press release. iRhythm undertakes no obligation to update them except as required by law. Contacts Investors Media Francis Pruell investors@irhythmtech.com Kassandra Perry mediarelations@irhythmtech.com